November 22, 2002

Dear Valued Shareholders of Summus, Inc. (USA):

This letter highlights our progress to date. I will address the Company's goals for 2003 and the growth of BlueFuel(TM) and its market positioning. Specifically, I will explain our middleware opportunity and discuss the MVNO strategy. In this letter you will also find a chart detailing the status of our product launches and targeted carriers, as well as updates on product development and marketing efforts. Finally, there are some comments regarding the capitalization of the Company.


GOALS

Our progress this year has been quite substantial. Unfortunately, the market has not materialized as quickly as we had initially anticipated; however, I am extremely pleased with our position and our ability to deliver solutions to the mobile and wireless industry. We are continuing to develop applications for multiple platforms and handsets. This has allowed us to fill the carrier pipeline with "Powered by BlueFuel(TM)" applications. As the mobile and wireless market matures, we are poised to reap the rewards in terms of monthly revenues.

We are well on our way to achieving our 2002 business development goals of obtaining five U.S.-based carriers (Verizon, ALLTEL, U.S. Cellular, AT&T already signed) and one international carrier (NetCom also signed). In addition, we have executed deals with content providers to supply many sought-after applications such as photo-messaging, financial information, news, traffic, and astrological data. We are advancing in our efforts to sign revenue-generating contracts with some of the most recognizable and prominent brands, and this affiliation will greatly enhance our position in the market.

It is now time to raise the bar! In 2003, I expect to advance Summus to the next level in its evolution. I intend to accomplish this by adding seven additional carriers in 2003, five of which will be located outside the U.S. During the first half of 2003, I intend to sign three infrastructure/middleware contracts and execute one additional contract with an MVNO. In the first quarter of 2003, we plan to launch a revised version of EXEGO(TM) that will seamlessly integrate into our proposed middleware solutions and enhance the multimedia messaging capabilities of our carrier partners.

To accomplish our ambitions, we will need to execute on our business plan and strategy. By the middle of the second quarter of 2003, I expect our products and services to generate sufficient revenues for us to become cash flow positive. This will enable us to expand our products and services and accomplish our business objectives. As part of our business strategy, we also plan to open a sales office in Europe in 2003. In addition, we expect to develop a significant partnership for the distribution of Summus products and services in the Asian market.


POSITIONING

As you know, we are in the process of establishing BlueFuel as the platform for the emerging mobile and wireless market. This process was started well over a year ago with the development of new technologies and refinement of existing Summus capabilities. As this process continued, we embarked on the development of consumer applications, both our own as well those developed with our partners. Our first application, EXEGO, was launched about six months ago on the Verizon Wireless network on one handset (the Sharp Z-800). Today, we are pursuing more than a dozen applications on over fifteen handsets.

This first phase has allowed us to extract, refine and prove aspects of BlueFuel, which are necessary for it to become an integral part of the mobile and wireless infrastructure. We are now ready to continue with the second phase: the introduction of BlueFuel as a solutions platform for several challenges facing this market. More specifically, we are positioning BlueFuel as a so-called middleware component. This means that BlueFuel will enable the different players in this market to more efficiently utilize the pipeline for data services provided by the carriers. BlueFuel offers, among several other benefits, quicker time-to-market and more rapid adoption of new services.

Based on recent activities, I believe BlueFuel will play a major role as a middleware solution and as a platform for efficient information processing as different types of data services mature. The first wave of such services has already arrived on the market and includes ring tones, photo-messaging and gaming. These are likely to soon be followed by location-based services.

We predicted the photo-messaging wave more than a year ago. In anticipation of this, we incorporated a number of advanced photo-messaging features in EXEGO. Summus then successfully partnered with Snapfish, a leading photo portal, and launched a photo application, Snapfish Mobile - Powered by BlueFuel. Now, a year later, we are seeing carriers, handset manufacturers and content providers focusing on photo-messaging through Multimedia Messaging Services (MMS). MMS is an emerging standard, which extends email, Short Messaging Services, and Instant Messaging. MMS allows the subscriber to send and receive media messages that include text, sound, images and video. We are now in a strong position to leverage BlueFuel to quickly make MMS available to consumers and facilitate rapid market adoption. As a result, we have seen a surge in the interest in BlueFuel as a middleware solution for MMS, and we are currently pursuing a host of opportunities.

From a revenue perspective, this is quite exciting! The first phase, offering end-user applications, is a solid and relatively low-risk path to revenues, and we are well positioned when the market matures. The second phase is significantly more ambitious, and I believe its revenue potential is outstanding.

Given the fact that MMS has so recently become a priority for the participants in the wireless space, it is very encouraging that we are already in discussions about MMS and related services with many leading wireless companies. Some of the projects we are currently pursuing include:

         1. Implementing advanced MMS capabilities by leveraging the features and functions Summus already offers in EXEGO and Snapfish Mobile.

         2. Implementing a photo-services middleware solution that creates a standardized way to connect devices to content services such as photo portals, print services, and location-based services.

         3. Implementing our MMS client application as a preload on a variety of manufacturers' handsets that will support new handset functionality, such as the new camera phones, while providing compatibility with legacy handsets.

The middleware business model will involve transaction-based fees, licensing and revenue sharing. What is particularly attractive from the revenue perspective is that, as an infrastructure component, the BlueFuel solution becomes built into every item sold, with the associated high volumes. Furthermore, BlueFuel may then become a gateway for all of the other participants in this market. As a result, revenues are expected to be at least an order of magnitude higher than our application model. It does not take a mathematician to extrapolate, add up the numbers, and realize the potential impact on our revenues.


BUSINESS DEVELOPMENT

Summus' business opportunities are developing at an increasing rate. Our sales and business development team has done an outstanding job of positioning us with some of today's most recognized brands.

MOBILE VIRTUAL NETWORK OPERATORS (MVNOS)

Mobile Virtual Network Operators represent an excellent early stage market opportunity for Summus to provide a complete solution to the end-user. Our standard offering to MVNO's includes a bundle of preloaded applications on targeted handsets as well as providing access to other Summus premium services and customized development. In addition, Summus will offer its middleware products to the MVNO's. This will allow MVNO's to provide interoperability with carriers and simplified integration of new multimedia content and services. The business model for MVNO's will include guaranteed revenue to Summus for preloaded applications and revenue sharing for downloaded, premium applications. Preloaded applications will generate revenue ranging from $1.00 to $2.00 per handset per month. Price points for preloaded applications will be determined primarily by the type of applications included in each bundle. We are structuring the business model for our middleware products to be a combination of licensing fees and revenue sharing. The revenue split Summus will receive for the premium services will generally be in the range of 30 to 75 percent of the net revenue generated from each premium service. This is a very profitable business model, and we are aggressively pursing additional MVNO's.

The value to Summus of each MVNO will vary. In the case of Single Touch, our first MVNO partner, we estimate that our revenue opportunity in 2003 will be in excess of $2.0M; however, achieving such revenues will be dependent upon the rollout by Single Touch of additional branded phones (like the World Wrestling Entertainment model), as well as the adoption of the base and premium offerings by its subscriber base. Single Touch has already expanded the number of handsets it is targeting to deploy and is shifting its mix towards more color handsets. In addition, Single Touch is aggressively advertising in retail stores and in millions of issues of consumer and technical catalogs. I am pleased to be working with Single Touch and look forward to expanding our relationship as its business grows.

BUNDLING OF CONTENT

We intend to bundle valuable content with EXEGO to provide added value to users. This will create complementary revenue streams, especially when combined with BlueFuel-enhanced standalone applications. One example is our recently announced agreement with Astrology.com. The daily horoscope content includes 20 types of horoscopes based on consumer interests such as romance, teens and technology. Astrology.com will be offered as both a standalone application as well as integrated into a future version of EXEGO.

Astrology.Com reports that over 70 million people read their horoscopes on a daily basis, reflecting the fact that horoscopes represent one of the most popular data services today. Our agreement with Astrology.com is a variable-cost agreement that reduces our costs as the subscription base increases. Revenue splits with the carrier and QUALCOMM are in line with the standard BREW business model, whereby Summus will receive 60 to 70 percent of the retail price of the application. There is no revenue sharing with Astrology.com. Pricing for this application will be determined prior to its launch, which we expect to occur in the first quarter of 2003. Typical pricing for this type of service is between $.75 and $2.00 per month. We estimate that this relationship will generate over $1.5M in revenue in 2003.

Previously announced contracts with the Associated Press, Fast Search & Transfer and ServiceObjects follow the same general business model as described above. Contracts with content providers such as Iteris, FreeRealTime.com and FunCaster.com provide their content to us at no cost. Net revenue earned is allocated between Summus and these respective content providers after Summus recovers its development costs. Typical splits are in the range of 40 to 60 percent of net revenue to Summus. We estimate that these announced partner applications will generate over $3M in revenue in 2003.

We continue to negotiate with a worldwide leader in branded media content to develop multiple applications. Progress has been slow as this potential partner internally evaluates its strategy to enter the wireless environment. Recently, several steps forward have helped us make significant headway in our pursuit of this potential long-term relationship. I am very optimistic about achieving our objective in securing this opportunity before the end of 2002.


GAMING

Gaming is considered one of the hottest application areas for wireless handsets. According to a new study by IDC, the number of mobile gamers in the U.S. is expected to skyrocket from 7 million in 2002 to 71.2 million in 2007. U.S. mobile gaming revenues are expected to grow from $130 million in 2002 to $4 billion by 2007. This study claims that the growth in mobile gaming will be driven by improved handsets (with better processors and color displays) and faster network connections. The study also predicts that improved gaming content (made possible by platforms like J2ME) will drive mobile subscribers to use their phones as gaming devices.

BlueFuel provides a richer and more enjoyable gaming experience for end-users. We continue to expand our relationship with ZIO Interactive to provide a steady rollout of games on multiple platforms. We are also in discussions with several other game providers to incorporate BlueFuel into their products and distribute their games on multiple wireless platforms. Through our affiliation with multiple gaming companies, we are able to propagate our brand name while sharing in the revenue. Revenue sharing is typically in the range of 35 to 65 percent of net revenues to Summus, which is dependent upon the level of Summus' development or modifications of the application required before deployment. Our game-pricing model is either a monthly subscription or a one-time purchase at a multiple of
2.5 times the monthly subscription price.


PHOTO PORTALS

Our relationship with Snapfish is moving forward according to plan and has expanded beyond our initial expectations. Snapfish is a significant strategic partner, and this partnership has helped to enhance relationships with several additional carriers. Solidifying this relationship was a key component in implementing our photo-messaging strategy, whereby Summus' solutions will provide the infrastructure for interactivity throughout the value chain. We have announced the availability of Snapfish Mobile - Powered by BlueFuel with AT&T. We are currently awaiting test results, which will allow us to make Snapfish Mobile available to BREW carriers. We are also aggressively pursing additional photo portals in the U.S. as well as broadening our scope through the pursuit of leading European photo portals.

Our business model in this area consists of a revenue share with a floor price, which guarantees us a minimum revenue component. Final pricing for the BREW version of Snapfish has not been established, but we expect the application to be priced on a monthly subscription basis, in the range of $1.99 to $2.99. We anticipate Snapfish Mobile to be launched on BREW before the end of 2002. Our revenue from our photo portal partners is estimated to exceed $1.5M in 2003. Additionally, it appears that the market will soon be flooded with camera phones, and it is our intent to capitalize on this event.


CARRIERS

We expect to meet or exceed our goals of securing multiple carriers and content providers before the end of the fourth quarter 2002. Further, we are pleased that our strengthening relationships with carriers is leading us to expanded opportunities beyond EXEGO, including content-related projects built on top of BlueFuel.

Our pilot program with NetCom is progressing according to plan. Currently, NetCom is testing EXEGO on two specific platforms. We have received feedback that the pilot is going very well, and NetCom is extremely happy with the progress. As a result, we are currently defining a plan to enhance Summus' offering and strategically align our product offerings with NetCom's requirements. Revenues from this effort are earned on a milestone basis. We anticipate moving to a revenue-sharing and licensing agreement with NetCom for BlueFuel and EXEGO in the first quarter of 2003. I expect revenue from this contract to begin gaining momentum in the third quarter of 2003, and I estimate these revenues from NetCom to be in the range of $.25M - $1M in 2003.


PRODUCT LAUNCHES

I am very pleased to announce that Verizon has included version 1.5 of EXEGO in its BREW shop. EXEGO v. 1.5 incorporates new features such as type-select navigation, slideshows, forms to improve usability and speed, instant exchange alerts and a streamlined login process. There has been a significant increase in end-users evaluating and purchasing the EXEGO application. We have observed an average daily increase in evaluations of EXEGO of five percent and a purchase rate of just over six percent. Given the infancy of this market, I find these numbers very encouraging. Not only are we growing our subscriber base, we are doing so in a constrained market with only one carrier in a national rollout phase with limited handsets. As additional carriers deploy nationally and with increased awareness via multiple carrier advertising, I am confident about Summus' position. With handset availability increasing and carrier promotions ramping up, I expect to see a steady increase in the adoption rate of EXEGO. To further support this, we are planning a new release of EXEGO in the first quarter of 2003 that will incorporate superior functionality and usability for the end-user.

Our applications have done exceptionally well compared to other available applications. Currently, two of our applications, EXEGO and Nineball, are in the top five percent of all applications sold in the BREW shop.

In addition to these applications, Summus has submitted for certification and is awaiting deployment of several additional applications. The table below illustrates the various Summus applications, available platforms, targeted carriers, and the handsets each application currently runs on. Not all handsets can be listed since they have not been officially released. The deployment of a particular application and handset is ultimately decided by the carrier.

---------------- --------------------------------------- ---------------------------------------------------- -----------
  APPLICATION               TARGETED CARRIER                              POTENTIAL DEVICE                    TARGETED
                                                                                                               PLATFORM
================ ======================================= ==================================================== ===========
EXEGO v. 1.5     Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720, Sony Ericsson T68i,     BREW,
                 Touch, Nextel, U.S. Cellular,           Nokia 7650, Nokia 3650, Kyocera 3035, Kyocera        J2ME,
                 Cingular, Sprint, Telstra, O2,          3225, Kyocera 3245, Toshiba CDM9500, LG VX-10, LG    Symbian
                 Telefonica, TelSP, China Mobile,        VX4400, Motorola i95cl, Nokia 7210, Samsung          OS,
                 China Unicom, Bell Mobility             SCH-530, Compaq Ipaq,Palm VII                        PocketPC,
                                                                                                              WAP,
                                                                                                              PalmOS

---------------- --------------------------------------- ---------------------------------------------------- -----------
FunCaster        Verizon, ALLTEL, Single Touch           Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW, J2ME
Greetings                                                3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                                                         Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                                                         i95cl, Nokia 7210, Samsung SCH-530

---------------- --------------------------------------- ---------------------------------------------------- -----------
ZIO Ultimate     Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW, J2ME
Golf Challenge   Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
ZIO NineBall      Verizon, ALLTEL, AT&T, NetCom,         Verizon Z800, Motorola                               BREW, J2ME
                  Single Touch, Nextel, U.S.Cellular,    T720, Nokia 7650, Nokia
                  Cingular, Sprint, Telstra, O2,         3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                  Telefonica, TelSP, China Mobile,       Toshiba CDM9500, LG VX-10, LG VX4400,
                  China Unicom, Bell Mobility            Motorola i95cl, Nokia 7210, Samsung SCH-530

---------------- --------------------------------------- ---------------------------------------------------- -----------
Snapfish
Mobile            Verizon, ALLTEL, AT&T, Nextel, U.S.    Verizon Z800, Motorola   T720, Nokia 7650, Nokia     BREW,
                  Cellular, Cingular, Sprint,            3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      J2ME,
                  Telstra, O2, Telefonica,               Toshiba CMD9500, LG VX-10, LG VX 4400,               WAP
                  TelSP, China Mobile,                   Motorola i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
Package Tracker  Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW, J2ME
                 Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
ATM Finder       Verizon, ALLTEL, AT&T,  Single Touch,   Verizon Z800, Motorola T720,  Nokia 7650, Nokia      BREW, J2ME
                 Nextel, U.S. Cellular, Cingular,        3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                 Sprint, Bell Mobility                   Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                                                         i95cl, Nokia 7210, Samsung SCH-530

---------------- --------------------------------------- ---------------------------------------------------- -----------
Downloader       Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW, J2ME
                 Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------

                                                                              8

---------------- --------------------------------------- ---------------------------------------------------- -----------
  APPLICATION               TARGETED CARRIER                              POTENTIAL DEVICE                    TARGETED
                                                                                                               PLATFORM
================ ======================================= ==================================================== ===========
Stock
Tracker           Verizon, ALLTEL, AT&T, NetCom,         Single Verizon Z800, Motorola T720, Nokia 7650,       BREW, J2ME
                  Touch, Nextel, U.S. Cellular,          Nokia 3650, Kyocera 3035, Kyocera 3225, Kyocera
                  Cingular, Sprint, Telstra, O2,         3245, Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                  Telefonica, TelSP, China Mobile,       i95cl, Nokia 7210, Samsung SCH-530
                  China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------


Iteris Traffic    Verizon, ALLTEL, AT&T, Single          Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW,
                  Touch, U.S. Cellular,                  3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      Symbian
                                                         Toshiba CDM9500, LG VX-10, LG VX4400, Motorola       OS
                                                         i95cl, Nokia 7210, Samsung SCH-530

---------------- --------------------------------------- ---------------------------------------------------- -----------
Free Real Time   Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720,  Nokia 7650, Nokia      BREW,
Stock            Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      J2ME,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola       Symbian OS
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
AP Alerts        Verizon, ALLTEL, AT&T, NetCom, Single    Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW,
                 Touch, Nextel, U.S. Cellular,            3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      J2ME,
                 Cingular, Sprint, Telstra, O2,           Toshiba CDM9500, LG VX-10, LG VX4400, Motorola       Symbian OS
                 Telefonica, TelSP, China Mobile,         i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
WWE Alerts       Single Touch                            Verizon Z800, Motorola T720, Nokia 7650, Nokia       BREW, J2ME
                                                         3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,
                                                         Toshiba CDM9500, LG VX-10, LG VX4400, Motorola
                                                         i95cl, Nokia 7210, Samsung SCH-530

---------------- --------------------------------------- ---------------------------------------------------- -----------
Astrology        Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720,  Nokia 7650, Nokia      BREW,
                 Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      J2ME,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola       Symbian OS
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility

---------------- --------------------------------------- ---------------------------------------------------- -----------
Fast Search &    Verizon, ALLTEL, AT&T, NetCom, Single   Verizon Z800, Motorola T720,  Nokia 7650, Nokia      BREW,
Transfer         Touch, Nextel, U.S. Cellular,           3650, Kyocera 3035, Kyocera 3225, Kyocera 3245,      J2ME,
                 Cingular, Sprint, Telstra, O2,          Toshiba CDM9500, LG VX-10, LG VX4400, Motorola       Symbian OS
                 Telefonica, TelSP, China Mobile,        i95cl, Nokia 7210, Samsung SCH-530
                 China Unicom, Bell Mobility
---------------- --------------------------------------- ---------------------------------------------------- -----------

We are aggressively pursuing other carriers to expand our subscriber base as quickly as possible. We have announced our agreements with U.S. Cellular and Single Touch and the availability of Snapfish Mobile on AT&T. We anticipate having additional carriers using our applications before the end of the 2002. In addition, in the long term we plan to market all of the applications mentioned above to all carriers.


PRODUCT DEVELOPMENT PROGRESS

Our effort to port our EXEGO application to the JavaTM 2 Platform, Micro Edition (J2METM) has been completed. I anticipate having a J2ME commercial offering submitted to a U.S. carrier for testing in the first quarter of 2003.

In addition to our efforts to port to J2ME, we accelerated our strategy to supply our applications across multiple platforms. We have completed the porting of EXEGO to the Symbian operating system. The Symbian development effort will open up our applications to the native Nokia handset marketplace. Our target is to have carrier agreements to commercially deploy EXEGO on the Symbian platform before the end of the first quarter of 2003.

Now that the Symbian port is completed, we will have EXEGO and specific partner applications running and commercially available on BREW, J2ME, PocketPC, J2ME/Symbian, native Symbian, and Palm OS. In addition to these operating environments, we are testing our applications on over 15 handsets to be deployed by several carriers. Our progress will position us well in the coming year to meet our revenue targets.

I note that commercial availability of applications can be affected by a number of factors, including but not limited to NSTL certification, program bugs, carrier marketing programs, carrier testing, and handset availability. This process has certainly taken longer than we anticipated; however, I assure you we are responding quickly to any issues within our control. For example, recently a small bug inside our ZIO games resulted in these games being sidelined from the BREW shop. Within three days, we, together with our Korean partners, had resolved the problem. The games were submitted for retesting, which was successfully completed without our further intervention.


MARKETING

PUBLIC RELATIONS

We continue to make significant headway in building a solid industry presence. We are accomplishing this through the effective planning and execution of sound public relations and marketing strategies. Our past announcements of our relationship with U.S. Cellular, the availability of Snapfish on AT&T and WAP, and Verizon's launch of Ultimate Golf Challenge and Nineball have resulted in over 100 media outlets reporting on these press releases. Snapfish Mobile was mentioned in a WALL STREET JOURNAL article on new mobile picture initiatives and has appeared in a feature article in the November issue of IMODE magazine.

As part of the recent activities alluded to in the Positioning section we are receiving important validation of Bluefuel and its current role. This validation is also expressed in a recent press article in the November 22, 2002 edition of the PHILADELPHIA INQUIRER, which mentions the BlueFuel technology on the Nokia series 60 handsets demonstrated at COMDEX.

Summus has been accepted as a Select BREW(TM) Developer in QUALCOMM'S BREW Developer Alliance Program. Our participation requires A small fee, but membership provides us with many benefits. Through the program's co-op marketing support, we will be eligible to receive reimbursement of 25 percent of funds (up to $50,000 annually) for marketing programs initiated by us that adhere to QUALCOMM's guidelines. In addition, we receive professional assistance with media pitches, timeline and trade show participation, discounts on the developer lab and discounts on fees associated with NSTL submissions. QUALCOMM has been an exceptional partner to work with, and we feel confident we can achieve an even higher Developer Alliance status in 2003.

TRADE SHOWS

We were recently chosen as one of eight BREW development partners to participate in QUALCOMM's booth at CTIA. Our involvement at CTIA was extremely valuable as we demonstrated the power of BlueFuel-enhanced applications. While at CTIA, we briefed top industry analysts who provided us with mostly positive feedback regarding our progress and vision. This feedback has been invaluable as we bring products to market. QUALCOMM will also be demonstrating Summus' applications at upcoming tradeshows in China and South America.

We have been participating in Nokia's partner pavilion at COMDEX this past week. We were demonstrating an integrated version of EXEGO v. 1.5 on Symbian OS using the Nokia 3650 camera phone. We are in the process of finalizing our partner commitments for CES, and we will announce our participation and location as soon as it becomes available.

PROMOTIONS

Verizon selected our Nineball application to be featured on Verizon's "Free Up" packaging and collateral. "Free Up" is Verizon's new prepaid service, and a Nineball screenshot is one of six applications featured on the box and in store collateral. We are also included in Verizon's rolling demo that can be seen at selected sporting events.

ALLTEL has chosen EXEGO to be included in its in-store BREW marketing collateral. This collateral will be available in select ALLTEL stores in the coming weeks and in all stores if they officially launch BREW.

Our efforts to promote Summus' solutions are increasing, and I look forward to the next several months of increased activities to build brand awareness. As part of our awareness-building initiatives, we are in the process of redesigning our corporate website to more accurately reflect the vision and strategy of the Company. We anticipate rolling this out early in the first quarter of 2003.

ANNOUNCEMENTS

The announcement of our relationship with the Associated Press has provided significant visibility for Summus, and we have been contacted by the media for comments and interviews regarding this association. Summus' affiliation with AP has also provided a springboard for several other content and infrastructure opportunities with recognized brands.


ORGANIZATIONAL CHANGES

We are making great progress as a company and continue to systematically build our business. We recently added Sam Pasquale to our staff. Sam will be responsible for various projects to aid our business development, marketing and

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product management. He has extensive experience in the telecommunications and wireless industry, and he has successfully managed several software solutions from concept to global market deployment. Prior to joining Summus, Sam was responsible for defining and managing the introduction of the 2.5G and 3G wireless service solutions for Tekelec. As a product manager with Nortel Networks, he directed the global introduction of carriers' products and features for enterprise and public market segments. He has degrees in economics and business management from North Carolina State University and has completed graduate coursework at Duke University.

In addition, we have strengthened our product development staff to support our J2ME and Symbian OS strategy.


INVESTOR RELATIONS

Summus has implemented a program to engage brokers throughout the country to bring visibility to our company. To date, Summus has met with and developed relationships with over 300 brokers representing over 20 companies. As a result, we have seen an increase in trading volume, and several of the market makers that were holding our stock price down have reduced their activity. In addition, we have engaged a market maker and will continue to escalate our activities in this area. In October and November, we participated in broker-only conference calls, which were very well received. Information disseminated in these calls is public information that is available in our public filings, press releases and on our website. We have also updated our website to include our investor profile. This profile outlines Summus' strategy, technology and management team. You can download a copy of the profile by visiting HTTP://WWW.SUMMUS.COM/COMPANY/SHAREHOLDERS/ and selecting "Investor Profile" from the menu.

There are several important steps that must be taken to increase our shareholder value. First and foremost is the need to secure, announce and deliver compelling end-user driven solutions and revenue-generating agreements. Secondly, we must establish name recognition by increasing our marketing and branding initiatives with carriers and partners. Finally, we must engage market makers and analysts and educate them on Summus' opportunity in this emerging market.

There are still barriers to overcome; however, all of us at Summus are very confident that if we execute on our business strategy, we will see a resulting increase in shareholder value.

Dresner Corporate Services, our investor relations firm, has made a change to its primary contact for shareholder questions. For information on how to contact Dresner Corporate Services, please visit our website at HTTP://WWW.SUMMUS.COM/COMPANY/CONTACT/. I also encourage shareholders to send questions to SHAREHOLDERS@SUMMUS.COM.



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                                       12

COMPANY CAPITALIZATION

Management is currently evaluating alternatives to address prospective fund-raising activities. In addition, we are exploring options that address the current number of issued and outstanding shares of our common stock and warrants. We realize that the Company may need to continue its fund-raising efforts through the issuance of its debt and equity securities until such time as our operations produce positive cash flow. We are also aware of the number of available shares of common stock under the Company's current charter. Our intention is to evaluate different financing alternatives that will provide funding to the Company and, at the same time, result in minimal dilution to the shareholders.


PATENTS

Over the past several months, we have submitted eight provisional patents and one patent application in the areas of data processing, data compression and user interface. It is extremely important that we protect our ideas and processes to help create long-term value and sustain our competitive advantage.


Finally, I want to thank everyone who participated in the conference call last week. Your continued support of Summus is greatly appreciated. We will strive to keep you apprised of our Company's progress.



Sincerely,




Bjorn Jawerth
Chairman and CEO

THIS SHAREHOLDER LETTER CONTAINS STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS, INCLUDING BUT NOT LIMITED TO, THE STATEMENTS REGARDING THE COMPANY'S PURSUIT OF NEW BUSINESS OPPORTUNITIES WITHIN THE GOVERNMENT SECTOR, THE DEVELOPMENT OF TECHNOLOGY AND EFFORTS TO PATENT THE SAME, THE WIRELESS AND MOBILE MARKET FOR MULTIMEDIA APPLICATIONS, THE STATUS AND POSSIBLE OUTCOMES OF DISCUSSIONS WITH CELLULAR OPERATORS, CONTENT PROVIDERS



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                                                                              13


AND WIRELESS DEVICE MANUFACTURERS, OUR CAPITAL RAISING EFFORTS AND OTHER BUSINESS PLANS, ARE NOT BASED ON HISTORICAL FACT, BUT RATHER REFLECT THE COMPANY'S CURRENT EXPECTATIONS CONCERNING FUTURE EVENTS. BY THEIR NATURE, THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE DIFFERENT FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS. THE FOLLOWING IMPORTANT FACTORS, AMONG OTHERS, MAY CAUSE ACTUAL RESULTS OR DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS: (1) A LACK OF SUFFICIENT FINANCIAL RESOURCES TO IMPLEMENT THE COMPANY'S BUSINESS PLAN, WHICH HAS RESULTED IN THE COMPANY'S RECEIVING A "GOING CONCERN" OPINION FROM ITS INDEPENDENT ACCOUNTANT WITH RESPECT TO ITS AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 2001; (2) THE COMPANY'S DEPENDENCE ON THE CONTINUED GROWTH IN DEMAND FOR WIRELESS INTERNET USAGE; (3) THE RAPID PACE OF TECHNOLOGICAL DEVELOPMENTS IN THE WIRELESS COMMUNICATIONS INDUSTRY, PARTICULARLY WITH RESPECT TO THE AVAILABILITY OF GREATER CAPACITY OR FASTER TRANSMISSION SPEEDS (ALSO KNOWN AS "BROADBAND" TRANSMISSION); (4) THE DEGREE OF MARKET ACCEPTANCE OF THE COMPANY AS A VIABLE WIRELESS TECHNOLOGY PROVIDER AND OF ITS WIRELESS DATA SERVICES, INCLUDING WIRELESS E-MAIL; (5) TECHNOLOGICAL COMPETITION, WHICH CREATES THE RISK OF THE COMPANY'S TECHNOLOGY BEING RENDERED OBSOLETE OR NONCOMPETITIVE; (6) THE LACK OF PATENT PROTECTION WITH RESPECT TO THE COMPANY'S TECHNOLOGY; (7) POTENTIAL INFRINGEMENT OF THE PATENT CLAIMS OF THIRD PARTIES; AND (8) THE COMPANY'S DEPENDENCE ON ITS KEY PERSONNEL AND THE RISK OF THE LOSS OF THEIR SERVICES. THE COMPANY HEREBY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE THE INFORMATION PROVIDED ABOVE, INCLUDING FORWARD-LOOKING STATEMENTS, TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

BLUEFUEL; EXEGO; EFFICIENCY ENGINE; SUPERFAST; SUPERTHIN; AND WHEREVER, WHENEVER ARE TRADEMARKS OF SUMMUS, INC. (USA). ALL OTHER COMPANY OR PRODUCT NAMES ARE TRADEMARKS AND/OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE OWNERS.